Exhibit 26(n)(2)







   STEPHEN E. ROTH
   DIRECT LINE:  202-383-0158
   INTERNET: SROTH@SABLAW.COM


                                 April 30, 2004


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      NATIONAL VARIABLE LIFE INSURANCE ACCOUNT

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information Prospectus filed as part of Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:  /s/ Stephen E. Roth
                                            Stephen E. Roth